EXHIBIT 10.1

CORPORATE ADVISORY AGREEMENT

THIS CORPORATE ADVISORY AGREEMENT (this “Agreement”), entered into this 12th day of December, 2022 (the “Effective Date”), sets forth the arrangement between Brian Schultz, with his principal place of business at 1123 Bay Drive, Miami Beach, Florida 33141 (hereinafter referred to as “Consultant”), and KINDCARD, INC., with its principal place of business located at 1001 Yamato Road, #100, Boca Raton, Florida, 33496 (hereinafter referred to as the “Company” and collectively with the Consultant, the “Parties” or individually, the “Party”), with respect to compensation to which Consultant is entitled to for providing the outlined services under the terms and conditions set forth in this Agreement.

W I T N E S S E T H:

WHEREAS, the purpose of this Agreement is to confirm the exclusive engagement of Consultant by Company for purposes of providing business, operations, and financial advisory services as set forth below in consideration for the compensation described hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the Parties agree as follows:

1. Purpose; Services; Information; Confidentiality.

(a) As of the Effective Date, Consultant will undertake to provide services to the Company as set forth on Schedule A attached hereto and incorporated by reference (the “Services”). Company desires to engage Consultant during the Term (as defined below) in connection with the Services. The Consultant will advise, and report directly to the Chief Executive Officer and the Board of Directors of the Company (the “Board”), and nothing herein shall interfere with or limit the oversight responsibilities of the Board. Consultant and its agents may perform similar or different services for other persons or entities that are competitors of the Company only with the express prior written consent of the Company. Consultant and its members, principles, employees, affiliates, and agents are not officers or directors of the Company. Consultant shall have the ability to communicate and negotiate with third parties on behalf of the Company, provided, however, that Consultant shall have no power to bind Company to any contract or obligation or to transact any business in Company’s name or on behalf of Company in any manner. Consultant will not provide the services of a broker-dealer, and Company acknowledges that it is not engaging Consultant as a registered broker-dealer under Section 15A of the U.S. Securities Exchange Act of 1934, or any similar state law, and that Consultant cannot, and shall not be required hereunder to, engage in the offer or sale of securities for or on behalf of the Company. The Company agrees that the Consultant is not rendering legal advice, practicing law, is not an investment advisor, broker-dealer, fund manager, stock broker or licensed securities broker or dealer. It is the Company’s responsibility to comply with all State and Federal securities laws.

(b) In order that Consultant may provide the Services, Company agrees to provide Consultant such information, historical financial data, projections, proformas, business plans, due diligence documentation, and other information (collectively the "Information") in the possession of Company or its agents that Consultant may reasonably request or require to perform the Services. To the best of its knowledge, the Information provided by Company to Consultant shall be true, complete, accurate and current in all respects and shall not set forth any untrue statements nor omit any fact required or necessary to make the Information provided not misleading. Company acknowledges that, Consultant may rely on the accuracy and completeness of all Information provided by Company without independent verification. Company authorizes Consultant to use such Information in connection with its performance of the Services. Consultant shall use its commercially reasonable best efforts to preserve the confidentiality of Information in connection with its performance of the Services. Consultant shall use its commercially reasonable best efforts to preserve “Confidential Information.” Consultant understands that Confidential Information means any company proprietary information technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers, prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to Consultant by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by Consultant during the period of the Term (as defined below), whether or not during working hours. Consultant understands that Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company’s business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. Consultant further understands that Confidential Information does not include any of the foregoing items which become publicly and widely known and made generally available through no wrongful act of Consultant or of others who were under confidentiality obligations as to the item or items involved. Company acknowledges and agrees that contacts and other confidential and valuable information proprietary to Consultant that is introduced and/or employed during its engagement with the Consultant, shall not be, directly or indirectly, disclosed or employed without the prior express written consent of the Consultant. Company represents that it will continue to provide Consultant with any Information or documentation within its possession necessary to verify and update the accuracy of the Information contained provided under this Agreement. Company expressly acknowledges that Consultant has made no guarantees that its performance hereunder will achieve any particular result with respect to Company's business or otherwise.

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2. Compensation; Expenses. For providing the Services, Company shall compensate Consultant as set forth on Schedule B attached hereto and incorporated by reference. The Company shall reimburse Consultant for all reasonable out of pocket expenses that are pre-approved in writing by the Company, including without limitation, travel and lodging, meals and beverages, printing, legal, and mailing costs, that Consultant may incur in performance of the Services under this Agreement. Consultant shall submit such pre-approved expense statements to Company from time to time and Company shall reimburse such expenses promptly thereafter.

3. Independent Contractor Relationship. This Agreement is intended to create an independent contractor relationship between Consultant and Company.

(a) No Taxes Withheld from Compensation. Company will not withhold any taxes from any compensation paid to Consultant according to this Agreement. It is acknowledged and agreed by the Parties that Company has not, is not, and shall not be obligated to make, and that it is the sole responsibility of Consultant to make, in connection with compensation paid to Consultant according to this Agreement, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, Federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained.

(b) Consultant Controls Time and Effort. It is agreed that Company is interested only in the ultimate results of Consultant’s activities pursuant to this Agreement, and that Consultant shall have exclusive control over the time and effort invested by Consultant pursuant to this Agreement, and the manner and means of Consultant’s performance under this Agreement. Company recognizes that Consultant now renders and may continue to render corporate advisory, financial consulting, management, investment banking and other services to other companies that may or may not conduct business and activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary to fulfill its obligation hereunder.

(c) Independence from Company. The Parties further agree that Consultant and/or any representative of the Consultant (“Representative”) shall have no control or supervision over Company’s employees, officers, directors, representatives or affiliates. Consultant or Representative will not represent that it is an employee of Company. Consultant or Representative shall at all times represent itself and be construed as independent of Company. Consultant or Representative shall not, under any circumstances, be deemed to be a servant or employee of Company for any purpose, including for Federal tax purposes. Consultant’s or Representative’s relationships to Company is that of an independent contractor, and nothing in this Agreement shall constitute this Agreement as a joint venture or partnership between Consultant and Company.

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4. Noncircumvention. For a period of two (2) years after the Term (as defined below), the Parties shall not, directly or indirectly, without the prior written consent of each other, which consent may be granted or withheld in either Party’s sole discretion, communicate with or enter into any type of formal or informal arrangement, understanding, agreement or transaction with any contact introduced by either Party to each other (the “Contact” or “Contacts”) or any affiliate of any Contact, for or on either Party’s own behalf or on behalf of any corporation, individual, partnership, other entity or other person. The Parties shall not circumvent or render unnecessary each other in dealing with any Contact or any of its affiliates. As used in this Agreement, the term “affiliate,” with respect to any person shall mean another person that controls, is controlled by or is under common control with such person. Control may be evidenced by stock ownership, voting rights, position as an officer or director or any contractual arrangement. Within thirty (30) business days of termination of the Agreement, the Parties will provide a definitive list of the Contacts to each other. This entire section applies only to Contacts introduced by the Parties.

5. Term. The Term of this Agreement shall be for a period of one (1) year (the “Initial Term”), which such Initial Term shall be extended automatically at the end of the Initial Term for additional one (1) year periods (each, an “Extended Term”, and together with the Initial Term, a “Term”). Either Party may terminate this Agreement upon providing 60 days written notice of termination to the other Party, and, in such event, all compensation due to Consultant hereunder shall immediately be due and payable.

6. Indemnity. Company shall indemnify and hold harmless Consultant and its directors, officers, employees, affiliates, agents, from and against any and all losses, claims, costs, damages or liabilities (including the reasonable fees and expenses of legal counsel) to which any of them may become subject in connection with the investigation, defense or settlement of any actions or claims: (i) caused by Company's misstatement or alleged misstatement of a material fact or omission or alleged omission of a material fact required to make any statement not misleading; (ii) arising in any manner out of or in connection with the rendering of Services by Consultant hereunder; or (iii) otherwise in connection with this Agreement.

7. Representations, Warrants and Covenants. Company represents, warrants and covenants to Consultant as follows:

(a) Company has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by Company and its delivery to Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by Company’s Board and no further authorization shall be necessary on the part of the Company for the performance and consummation by Company of the transactions which are contemplated by this Agreement.

(b) The business and operations of Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Company or its properties, assets, businesses or prospects. Company further represents that it and its officers, employees and directors are not the subject of any investigation or enforcement, regulatory or court proceeding by any state or federal securities agency or stock exchange. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of Company or cause an acceleration under any arrangement, agreement or other instrument to which Company is a party or by which any of its assets are bound. Company has performed in all respects all its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

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8. Notice. Any notice required under this Agreement shall be deemed duly delivered (and shall be deemed to have been duly received if so given), if personally delivered, sent by a reputable courier service, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the Parties at the addresses set forth above or to such other address as any Party may have furnished to the other in writing in accordance with this section.

9. Law and Jurisdiction; Arbitration. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to principles of conflicts of laws provisions. In the event of any dispute between Company and Consultant arising under or pursuant to the terms of this Agreement, or any matters arising under the terms of this Agreement, the same shall be settled only by arbitration through American Arbitration Association located in Broward County, Florida, in accordance with the Code of Arbitration Procedure published by the American Arbitration Association. The determination of the arbitrators shall be final and binding upon Company and Consultant and may be enforced in any court of appropriate jurisdiction. The venue shall be in the City of Broward County, Florida.

10. Severability. If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the Parties, and the rest of the provisions of this Agreement shall remain in effect.

11. Waiver. The failure of any Party, in any instance, to insist upon strict enforcement of the provisions of this Agreement shall not be construed to be a waiver or relinquishment of enforcement in the future, and the terms of this Agreement shall continue to remain in full force and effect.

12. Assignability. This Agreement shall not be assignable by either Party unless mutually agreed to in writing by the Parties. Company acknowledges that the services to be rendered by Consultant are unique and personal. Accordingly, Company may not assign any of Consultant’s rights or delegate any of Consultant’s duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and assigns.

13. Amendment. This Agreement may only be amended or modified in a mutually agreed to writing signed by both of the Parties and referring to this Agreement.

14. Entire Agreement. This Agreement constitutes the entire agreement and final understanding of the Parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the Parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

15. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument. Confirmation of execution by electronic transmission of a facsimile signature shall be binding on the confirming Party.

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SIGNING THIS AGREEMENT INDICATES ACCEPTANCE OF THE TERMS OF THIS AGREEMENT AND ATTACHED SCHEDULE A AS OF THE EFFECTIVE DATE.

/s/ Brian Schultz
Brian Schultz

KINDCARD, INC.

By:	/s/ Michael Rosen
Name:	Michael Rosen
Title:	CEO

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Schedule A

Corporate Advisory Services.

(a) Consultant shall advise the Company and its management team on the business, operations, and financial matters of the Company; always in accordance with the approval of Company legal counsel.

(b) In connection with the Services, Consultant is hereby granted authorization and authority, in accordance with terms set forth in Section 1 of this Agreement, to act on behalf of the Company regarding all Company matters, including without limitation: (i) participate in the Company’s internal communications and negotiations, (ii) communicate and/or negotiate with third parties on behalf of the Company, including without limitation, vendors, service providers, consultants, independent contractors, Company employees, investors, potential investors, broker-dealers, investment banks, advisors, and prospective M&A targets and their representatives, and (iii) communicate with, assist, and advise the Company’s (1) Board of Directors, (2) Executive Officers, (3) employees, consultants, independent contractors, advisors, vendors, agents, affiliates, and subsidiaries, and (4) communicate with outside service providers, including without limitation, outside legal counsel, investor relations professionals, accountants, auditors, transfer agents, and edgarizers; provided, however, that Consultant shall have no power to bind Company to any contract or obligation or to transact any business in Company’s name or on behalf of Company in any manner.

Schedule B

Compensation.

For providing the Services hereunder, Company shall issue to Consultant 6,500,000 shares of restricted common stock upon the execution of this Agreement by the Parties.

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